Exhibit 10.9

OMNIBUS AMENDMENT

TO THE

DEL MONTE FOODS COMPANY NON-EMPLOYEE DIRECTOR AND

INDEPENDENT CONTRACTOR 1997 STOCK INCENTIVE PLAN;

THE DEL MONTE FOODS COMPANY 1997 STOCK INCENTIVE PLAN;

THE DEL MONTE FOODS COMPANY 1998 STOCK INCENTIVE PLAN;

AND THE

DEL MONTE FOODS COMPANY 2002 STOCK INCENTIVE PLAN

Effective November 24, 2010

WHEREAS, Del Monte Foods Company (the “Company”) maintains the Del Monte Foods Company Non-Employee Director and Independent Contractor 1997 Stock Incentive Plan, as amended through November 15, 2000 (the “1997 Director Plan”); the Del Monte Foods Company 1997 Stock Incentive Plan, as amended October 21, 1999 (the “1997 Plan”); the Del Monte Foods Company 1998 Stock Incentive Plan, as amended through November 15, 2000 (the “1998 Plan”); the Del Monte Foods Company 2002 Stock Incentive Plan, as amended and restated effective July 28, 2009 (the “2002 Plan,” and together with the 1997 Director Plan, the 1997 Plan, and the 1998 Plan, the “Plans”); and

WHEREAS, on November 24, 2010, the Board of Directors (the “Board”) of the Company approved amendments to the Plans to confirm the treatment of all equity awards outstanding under the Plans as provided for in that certain Agreement and Plan of Merger dated November 24, 2010 entered into by and between the Company, Blue Acquisition Group, Inc., and Blue Merger Sub Inc.

NOW THEREFORE, the Plans are hereby amended as follows, effective as of November 24, 2010.

1. The following new sentences are hereby added to the end of Section 6(f) of the 1997 Director Plan to read as follows:

“Notwithstanding anything to the contrary contained in this Plan, the Board of Directors, in its discretion, shall determine whether any outstanding Options or Stand-Alone SARs shall, in the context of a Change of Control or any other transaction, be converted into comparable awards of a successor entity or redeemed for payment in cash or kind or both. In the event of a Change of Control or any other transaction, all outstanding Options and Stand-Alone SARs need not be treated in the same manner.”

2. The following new sentences are hereby added to the end of Section 6(g) of the 1997 Plan to read as follows:

“Notwithstanding anything to the contrary contained in this Plan, the Committee, in its discretion, shall determine whether any outstanding Options shall, in the context of a Change of Control or any other transaction, be converted into comparable awards of a successor entity or redeemed for payment in cash or kind or both. In the event of a Change of Control or any other transaction, all outstanding Options need not be treated in the same manner.”

3. The following new sentences are hereby added to the end of Section 6(e)(2)(a) of the 1998 Plan to read as follows:

“Notwithstanding anything to the contrary contained in this Plan, the Committee, in its discretion, shall determine whether any outstanding Incentive Awards shall, in the context of a Change of Control or any other transaction, be converted into comparable awards of a successor entity or redeemed for payment in cash or kind or both. In the event of a Change of Control or any other transaction, all outstanding Incentive Awards need not be treated in the same manner.”

4. A new sentence is hereby added to the end of Section 10(c) of the 2002 Plan to read as follows:

“Notwithstanding anything to the contrary contained in this Plan, in the event of a Change of Control or any other transaction, all outstanding Incentive Awards need not be treated in the same manner.”

IN WITNESS WHEREOF, and implementing the approval of the Board made on November 24, 2010, the Company has executed this Omnibus Amendment effective as of November 24, 2010.

DEL MONTE FOODS COMPANY

By:	/s/ Richard W. Muto
Richard W. Muto
Executive Vice President and
Chief Human Resources Officer

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